UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 11, 2021
Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive
San Antonio, Texas 78258
(210) 490-4788
(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 11, 2021, Abraxas Petroleum Corporation (the “Company”) received a notice from the Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company has not maintained the necessary minimum of $500,000 in net income from continuing operations in the most recently completed fiscal year, or two of the last three fiscal years, as required by Listing Rule 5550(b)(3) (the “Listing Rule”). The Company also does not presently meet the alternatives of market value of listed securities or stockholders equity, accordingly, the Company no longer complies with the Listing Rule.

The notice states that the Company has 45 calendar days to submit to Nasdaq a plan to regain compliance with the Listing Rules (the “Plan”).  The Company is working to resolve this matter and expects to submit the Plan to Nasdaq within the 45 calendar day period.  If Nasdaq accepts the Plan, then Nasdaq may grant the Company up to 180 calendar days from May 11, 2021 to evidence compliance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris
Steven P. Harris
Vice President, Chief Financial Officer

Dated: May 17, 2021